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                              DECLARATION OF TRUST
                                       OF
                              BSC CAPITAL TRUST II

          This DECLARATION OF TRUST, dated as of , 1998, is executed and delivered by and among Boston Scientific Corporation, a Delaware corporation, as sponsor (the "Sponsor") and The Chase Manhattan Bank, Delaware, Paul W. Sandman and Janet M. Kelly, as trustees (the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

          1. The trust created hereby shall be known as BSC Capital Trust II (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Business Trust Act.

          3. At the time of issuance of the Trust Preferred Securities, the Sponsor, the Trustees and certain other parties will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party and having substantially the terms described in the Prospectus (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Preferred Securities and Trust Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions as are deemed necessary or advisable to effect the transactions contemplated in the Amended and Restated Declaration of Trust.

          4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, in its discretion, (i) to prepare and distribute on behalf of the Trust a registration statement for filing with the Securities and Exchange Commission (the "Commission"), including one or more prospectuses, together with any necessary or desirable amendments thereto and any exhibits contained therein or forming a part thereof (the



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"Prospectus") relating to the proposed offering and sale by the Trust of its
Trust Preferred Securities and Trust Common Securities; (ii) to file with The New York Stock Exchange and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Trust Preferred Securities to be listed on such exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Sponsor, on behalf of the Trust, may deem necessary or desirable to qualify or register the Trust Preferred Securities under, or obtain for the Trust Preferred Securities an exemption from, the securities or "Blue Sky" laws in such jurisdictions as the Sponsor may determine; (iv) to execute on behalf of the Trust such underwriting or purchase agreements and related agreements with one or more underwriters, purchasers or agents relating to the offering of the Trust Preferred Securities as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (v) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing; (vi) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and provide for reasonable compensation for such services; and (vii) to incur expenses which are necessary or incidental to carry out any of the purposes of the Trust. If any filing referred to in clauses (i), (ii) and (iii) above is required by law or by the rules and regulations of applicable governmental agency, self-regulatory organization or other person or organization to be executed on behalf of the Trust by one of the Trustees, the Sponsor and any of the Trustees appointed pursuant to Section 6 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The Chase Manhattan Bank, Delaware, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, such exchange or state securities or Blue Sky laws.

          5. This Declaration of Trust may be executed in one or more counterparts.

          6. The number of Trustees initially shall be three, and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor, which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any of the Trustees at any time. Any of the Trustees may resign upon 30 days' prior notice to the Sponsor; provided, however, that such notice shall not be required if it is waived by the Sponsor.




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          7. The Trust may terminate without issuing any Trust Preferred
Securities at the election of the Sponsor.

          8. THIS DECLARATION OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.




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                   IN WITNESS WHEREOF, the parties hereto have caused this
Declaration of Trust to be duly executed as of the day and year first above written.

                                    BOSTON SCIENTIFIC CORPORATION
                                    as Sponsor


                                    By: /s/ Paul W. Sandman
                                        ------------------------
                                        Name:  Paul W. Sandman
                                        Title: Senior Vice President, Secretary
                                               and General Counsel


                                    CHASE MANHATTAN BANK
                                    DELAWARE,
                                    as Trustee


                                    By: /s/ John J. Cashin
                                        ------------------------
                                         Name:  John J. Cashin
                                         Title: Trust Officer


                                    PAUL W. SANDMAN, as Trustee



                                    /s/ Paul W. Sandman
                                    ----------------------------


                                    JANET M. KELLY, as Trustee


                                    /s/ Janet M. Kelly
                                    ----------------------------